[LETTERHEAD OF FIRST FINANCIAL BANCORP, INC.]

March 17, 1997


Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of First Financial Bancorp, Inc. (the "Company").
The Annual Meeting will be held in the Meeting Room of the Ida
Public Library, 320 North State Street, Belvidere, Illinois at
2:00 p.m., (local time) on Wednesday, April 16, 1997.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company and First Federal Savings Bank, the wholly-owned subsidiary of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

At the Annual Meeting, shareholders will be given an opportunity to consider the election of Richard E. Winkelman and James V. Twyning as directors of the Company, each to serve for a term of three years, and Charles G. Popp as director of the Company to serve for a term of one year. In addition, shareholders will be requested to ratify the appointment of Crowe, Chizek and Company LLP as auditors for the Company's 1997 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,




Steven C. Derr
President and Chief Executive Officer

                  FIRST FINANCIAL BANCORP, INC.
                     121 East Locust Street
                   Belvidere, Illinois  61008
                         (815) 544-3167

                            NOTICE OF
                 ANNUAL MEETING OF SHAREHOLDERS
                  To Be Held On April 16, 1997

    Notice is hereby given that the Annual Meeting of First Financial Bancorp, Inc. (the "Company") will be held in the Meeting Room of the Ida Public Library, 320 North State Street, Belvidere, Illinois, on Wednesday, April 16, 1997 at 2:00 p.m., local time.

    A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

    The Annual Meeting is for the purpose of considering and acting upon:

    1.   The election of three directors of the Company;

    2. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending December 31, 1997; and

such other matters as may properly come before the Annual
Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual
Meeting.

    Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Annual Meeting may be adjourned. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. Shareholders of record at the close of business on March 7, 1997, are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

    EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                        By Order of the Board of Directors



                        Patricia J. McCoy
                        Secretary

Belvidere, Illinois
March 17, 1997

-----------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-----------------------------------------------------------------

                         PROXY STATEMENT
                               of
                  FIRST FINANCIAL BANCORP, INC.
                     121 East Locust Street
                   Belvidere, Illinois  61008
                         (815) 544-3167

-----------------------------------------------------------------
                 ANNUAL MEETING OF SHAREHOLDERS
                         April 16, 1997
-----------------------------------------------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Financial Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held in the Meeting Room of the Ida Public Library, 320 North State Street, Belvidere, Illinois, on Wednesday,
April 16, 1997 at 2:00 p.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 17, 1997.


-----------------------------------------------------------------
                      Revocation of Proxies
-----------------------------------------------------------------

    Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

    Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Patricia J. McCoy, at the address of the Company shown above. The presence at the Meeting of any shareholder who had given a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.


-----------------------------------------------------------------
         Voting Securities and Principal Holders Thereof
-----------------------------------------------------------------

    Holders of record of the Company's common stock, par value $.10 per share (the "Common Stock") as of the close of business on March 7, 1997 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 418,488 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

    Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by directors and nominees individually, by named executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date.


    Name                    Owned and Nature    Percent of Shares
and Address of                of Beneficial     of Common Stock
Beneficial Owner                Ownership         Outstanding
----------------            ----------------    -----------------

Directors and Officers (1)

Steven C. Derr                  12,920               3.04%
Jack R. Manley                   2,459                   *
Nancy K. Sylvester                 850                   *
James V. Twyning                   200                   *
Morton I. Silver                16,012                3.77
Richard E. Winkelman             6,387                1.50
Charles G. Popp                    100                   *

All executive officers and
directors as a group
(11 persons)                    43,110               10.15

First Federal Savings Bank
 of Belvidere
Employee Stock Ownership
 Plan(2)                        32,373                7.62
121 East Locust Street
Belvidere, Illinois  61008

Franklin Resources, Inc.(3)     26,500                6.24
Franklin Advisory Services, Inc.
Charles B. Johnson and
Rupert A. Johnson, Jr.
777 Mariners Island Blvd.
P.O. Box 7777
San Mateo, California  94403-7777

S.C. Investments, L.P.(4)       22,362                5.26
Webb and O'Neill, Inc.
50 N. Brockway, Suite 3-8
P.O. Box 1186
Palatine, Illinois 60078

National City Bank(5)           40,000                9.41
National City Center
1900 East 9th Street
Cleveland, Ohio 44114-3484

                                    (footnotes on following page)


---------------------
*Less than 1%.
(1) Unless otherwise indicated, includes shares held directly by the individuals as well as by spouses, in trust and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and investment power. Includes 2,431 shares of Common Stock which outside directors of the Company have the right to acquire within 60 days of the Record Date pursuant to the exercise of stock options granted under the Company's 1993 Stock Option Plan for Outside Directors (the "Directors' Option Plan"). Includes 1,260 shares awarded, subject to restrictions pursuant to the Company's 1993 Recognition and Retention Plan for Outside Directors (the "Directors' Recognition Plan"). Includes 6,034 shares of Common Stock underlying options awarded to officers under the Company's 1993 Incentive Stock Option Plan (the "Incentive Stock Option Plan") since such options are exercisable within sixty days of the Record Date. Includes 2,377 shares awarded, subject to restrictions, pursuant to the Company's 1993 Recognition and Retention Plan for Employees (the "Employees' Recognition Plan").
(2) Under the First Federal Savings Bank of Belvidere Employee Stock Ownership Plan (the "ESOP"), shares allocated to participants' accounts are voted in accordance with the participants' directions. Unallocated shares held by the ESOP are voted by the ESOP Trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares. As of the Record Date, 18,810 shares of Common Stock were allocated under the ESOP.
(3) The information is based upon Schedule 13G beneficial ownership report, dated February 12, 1997, filed by Franklin Resources, Inc., Franklin Advisory Services, Inc., Charles
     B. Johnson and Rupert A. Johnson, Jr. According to such report, Messrs. Johnson and Johnson are the principal shareholders in Franklin Resources, Inc. and Franklin Advisory Services, Inc.
(4) The information is based upon Schedule 13G beneficial ownership report, dated February 12, 1997, filed by S.C. Investments, L.P.
(5) The information is based upon Schedule 13G beneficial ownership report, dated February 14, 1997, filed by National City Bank.

-----------------------------------------------------------------
                PROPOSAL I--ELECTION OF DIRECTORS
-----------------------------------------------------------------

    The bylaws of the Company provide for a Board of Directors of 6 members and provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated Richard E. Winkelman and James V. Twyning to serve as directors for three year terms and until their respective successors have been elected and qualified. The Board of Directors has nominated Charles G. Popp to serve as a director for a one year term and until his successor has been elected and qualified. Mr. Winkelman has served as a Director since 1977. Messrs. Twyning and Popp have not previously served on the Board of Directors.

    The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

                                                                        Shares of
                                                                       Common Stock
                                                                       Beneficially
                         Positions Held       Director  Current Term   Owned on the      Percent
Name                Age   with the Company     Since(1)   To Expire     Record Date     Of Class
------------------------------------------------------------------------------------------------
                                                        NOMINEES

Charles G. Popp      39  Director                 --         --             100               *

James V. Twyning     47  Director                 --         --             200               *


                                             DIRECTORS CONTINUING IN OFFICE
Jack R. Manley       68  Director               1977       1998           2,459(2)            *
Steven C. Derr       53  President and Chief    1995       1999          12,920(3)        3.04%
                         Executive Officer
Nancy K. Sylvester   49  Director and Chairman  1996       1999             850(4)            *

-----------------------------

PAGE

*   Less than 1%.
(1) Reflects the initial appointment of Messrs. Winkelman and Manley to the Board of Directors of the Company's mutual predecessor.
(2) Includes 789 shares subject to options granted pursuant to the Directors' Option Plan and 420 shares awarded, subject to restrictions, pursuant to the Directors' Recognition Plan.
(3) Includes 2,127 shares awarded, subject to restrictions, pursuant to the Employees' Recognition Plan. Includes 5,474 shares subject to options granted pursuant to the Incentive Stock Option Plan which are exercisable within 60 days of the Record Date. Includes 2,194 shares allocated to Mr. Derr's account under the ESOP.
(4) Includes 700 shares subject to options granted pursuant to the Directors' Plan.
(5) Includes 942 shares subject to options granted pursuant to the Directors' Plan and 420 shares awarded, subject to restrictions, pursuant to the Directors' Recognition Plan.


    The principal occupation during the past five years of each director, nominee for director and named executive officer of the Company is set forth below. References to the "Company" include the Company's mutual predecessor. All directors and executive officers have held their present positions for five years unless otherwise stated.

    Steven C. Derr is President and Chief Executive Officer of the Company. Mr. Derr previously served as Treasurer of the Company, and as Secretary-Treasurer and Chief Financial Officer of the Bank. Mr. Derr began his employment with the Bank in 1984.

    Nancy K. Sylvester is a Rock Valley College associate professor, Professional Registered Parliamentarian, and part owner of Jimmy's Frozen Custard.

    Charles G. Popp is an Attorney specializing in real estate law and a General Partner of Strom, Sewell, Larson and Popp. Mr. Popp has not previously served as a director for the Company.
Mr. Popp was elected to the Bank's Board of Directors on January
16, 1997.

    James V. Twyning is a Certified Public Accountant who is part owner and Vice President of Northern Nationalease &
Freightliner, a truck leasing firm. Mr. Twyning has not previously served as a director for the Company. Mr. Twyning was elected to the Bank's Board of Directors on January 16, 1997.

    Jack R. Manley is part owner of Manley Motor Sales, a Ford,
Lincoln and Mercury new car dealership, in Belvidere, Illinois.

    Richard E. Winkelman is the former owner of Winkelman
Flowers in Belvidere, Illinois. Mr. Winkelman is semi-retired and works for a local florist.

Ownership Reports by Officers and Directors

    The Common Stock of the Company is registered pursuant to
Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. The Company believes that, during the fiscal year ended December 31, 1996, all filing requirements under SEC rules applicable to the Company's officers, directors and 10% beneficial owners were complied with on a timely basis.


-----------------------------------------------------------------
        Meetings and Committees of the Board of Directors
-----------------------------------------------------------------

    The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. First Federal Savings Bank is the wholly-owned subsidiary of the Company, and the Company does not currently conduct any business separate from its ownership of all of the outstanding common stock of the Bank. The Board of Directors of the Company held thirteen regular and special meetings during 1996. During that period, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and committees on which such director served.

    The Company operates through the work of committees of the Board of Directors of the Bank, and members of the Board of Directors of the Company serve as members of committees of the Bank.

    The Company's Nominating Committee consists of Directors
Manley (Chairman), Sylvester and Derr. The Nominating Committee met one time during 1996.

    The Bank's Audit Committee is composed of Directors Manley (Chairman), Sylvester, Silver and Winkelman. The Audit Committee meets as needed in order to examine and approve the audit report prepared by the Bank's independent auditors. During 1996, the Audit Committee met ten times.

    The Bank's Compensation Committee consists of Directors
Silver (Chairman), Sylvester, Manley and Winkelman.  The
Compensation Committee reviews the salary and benefits provided to the Bank's officers and employees. During 1996, the Compensation Committee met four times.


-----------------------------------------------------------------
                      Executive Compensation
-----------------------------------------------------------------

    The following table sets forth the cash compensation for the years ended December 31, 1996, 1995, and 1994, and certain information as to the total remuneration paid by the Bank to the named executive officers of the Company.

                                SUMMARY COMPENSATION TABLE


                                                                                    Long-Term
                            Annual Compensation                               Compensation Awards
                          ----------------------                        --------------------------------

                                                                        Restricted
                             Fiscal                           Annual       Stock     Options/              All Other
    Name and              Years Ended     Salary    Bonus  Compensation   Award(2)     SARs               Compensation
Principal Position(1)     December 31,    ($)(2)     ($)       ($)(3)      ($)(4)     (#)(5)     Payouts     ($)(6)
----------------------------------------------------------------------------------------------------------------------

Steven C. Derr               1996        $63,080   $   --     $7,664     $18,821      5,474        ---        $24,887
President and Chief          1995         62,061   $   --      3,618      18,523      4,106        ---         18,061
Executive Officer            1994         59,961   $8,500         --      14,179      2,737        ---         10,806

PAGE

(1) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000 for the years ended December 31, 1996, 1995 and 1994.
(2) Amount shown is gross earnings. Includes $4,712, $4,158 and $4,018 for the years ended December 31, 1996, 1995 and 1994, respectively, deferred by Mr. Derr pursuant to the Bank's 401(k) Plan. Includes $2,102, $2,199 and $2,616 for the
     years ended December 31, 1996, 1995 and 1994, respectively, contributed by Mr. Derr to the Bank's Section 125 Plan.
(3) Includes directors' fees paid for attendance at Board meetings of the Bank and the Company. The Bank and the Company provided Mr. Derr with membership dues to certain organizations that are not included in the summary compensation table because the aggregate amount of such benefits does not exceed the lesser of $50,000 or 10% of such officer's compensation.
(4) Includes 1,195 shares, 1,195 shares and 1,194 shares for Mr. Derr of Common Stock awarded on October 1, 1993 pursuant to the Company's Recognition and Retention Plan, which shares vested on October 1, 1996, 1995 and 1994, respectively. The value of such shares was determined by multiplying the number of shares which became fully vested by the price of the shares of Common Stock on October 1, 1996, 1995 and 1994. At December 31, 1996, Mr. Derr had no remaining shares subject to restrictions under the Company's Recognition and Retention Plan. The fair market value of such restricted stock on December 31, 1996 (based on the closing price of the Common Stock as reported on the Nasdaq Small-Cap Market) was approximately $18,971.
(5) On October 1, 1993, Mr. Derr was awarded 6,843 options to purchase shares of the Company's common stock. The options vest in five equal annual increments commencing on October 1, 1993 and the exercise price of such options is $8.00, the fair market value of the underlying shares of Common Stock on the date of grant. The options shown above represent the options that were exercisable as of December 31, 1996.
(6) Includes $16,026, $10,058 and $6,607 allocated to Mr. Derr's account for the years ended December 31, 1996, 1995 and 1994, respectively, under the Bank's ESOP. Includes $1,892, $3,723 and $2,698 allocated to Mr. Derr's account for the years ended December 31, 1996, 1995 and 1994, respectively, under the Bank's 401(k) Plan. Includes $4,149, $4,280 and $1,501 for Mr. Derr for the years ended December 31, 1996, 1995 and 1994, respectively, for reimbursement of income taxes on the excess of the fair market value of the vested Restricted Stock Award over the price of such shares in the initial public offering of the Company.

Employment and Severance Arrangements

    Employment Agreement. The Bank has entered into an employment agreement with Steven C. Derr, President and Chief Executive Officer of the Bank. The employment agreement is intended to ensure that the Bank will be able to maintain a stable and competent management base. The continued success of the Bank depends to a significant degree on the skill and competence of its President and Chief Executive Officer.

    The employment agreement provides for a three-year term. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Bank may extend the agreement for an additional year such that the remaining term shall be three years unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the executive. In addition to the base salary, the agreement provides that the executive is to receive all benefits provided to permanent full time employees of the Bank, including among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank chooses to terminate the executive's employment for reasons other than for cause, or upon the termination of the executive's employment for reasons other than a change in control, as defined, or in the event of the executive's resignation from the Bank upon (i) failure to re-elect the executive to his current office, (ii) a material change in the executive's functions, duties or responsibilities, (iii) relocation of his principal place of employment, (iv) the liquidation or dissolution of the Bank, or
(v) a breach of the agreement by the Bank, the executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the agreement or three times the average of the executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank.

    If termination, voluntary or involuntary, follows a "change in control" of the Bank or the Company, as defined in the agreement, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. The Bank would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the agreement to the extent allowed by policies maintained by the Bank from time to time. Payments to the executive under the agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

    The employment agreement provides that for a period of one year following termination the executive agrees not to compete with the Bank or the Company in any city, town or county in which the Bank or the Company maintains an office or has filed an application to establish an office.

    Executive Salary Continuation Agreement. The Bank has entered into an Executive Salary Continuation Agreement with Mr. Derr (the "Executive"). The agreement provides that if the Executive is employed by the Bank until his "Normal Retirement Date" (as defined in the agreement), he will receive the normal retirement benefit set forth under the agreement for a period of fifteen years, payable in 180 equal monthly installments. If the Executive retires before attaining his Normal Retirement Date but on or after both attaining the age of 55 and having 15 years of service with the Bank (the "Early Retirement Date"), the Executive will receive a reduced benefit that will be payable for fifteen years until the Executive has received 180 monthly payments. The agreement also pays a benefit to the Executive in the event that the Executive terminates employment with the Bank after a Change in Control (as defined in the agreement) or as a result of the Executive's death or disability. Benefits paid under the agreements are funded by the Bank through the purchase of life insurance policies on the lives of the designated Executives.

    Supplemental Executive Agreement. The Company has entered into a Supplemental Executive Agreement with Mr. Derr. This agreement supplements Mr. Derr's employment agreement, which provides for a reduced severance payment in the event benefits paid upon a Change in Control constitute "excess parachute payments" under the Internal Revenue Code of 1986, as amended. The agreement is designed to compensate Mr. Derr for any reduction in benefits due him under his employment agreement and also requires the Company to pay any excise tax to which Mr. Derr becomes subject due to the "excess parachute payments" provisions.


-----------------------------------------------------------------
                     Directors' Compensation
-----------------------------------------------------------------

    In 1996, each non-employee director received $630 per month in directors' fees, plus $150 for each special meeting attended and $630 for attendance at the Bank's annual organizational meeting. Each non-employee director serving on the audit and compensation committees received $50 per meeting attended and each non-employee director serving on the Loan Committee received $200 per month. In 1996, each director who also served as an executive officer received $578 per month in directors' fees, plus $150 for each special meeting attended and $578 for attendance at the Bank's annual organizational meeting.

-----------------------------------------------------------------
                             Benefits
-----------------------------------------------------------------

    401(k) Plan. The Bank maintains the First of Belvidere 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"), a tax deferred compensation plan. Under the 401(k) Plan, employees 21 years of age or older with twelve months of service and 1,000 hours of service during that period may make pre-tax contributions up to applicable limits under the Internal Revenue Code. Employees are 100% vested in their contributions. The Bank may elect to make contributions to the 401(k) Plan out of Bank profits. Discretionary employer contributions vest at a rate of 20% per year beginning in the third year of service by an employee.

    Benefits are payable when an employee reaches age 65 or the fifth anniversary after entering the 401(k) Plan, whichever is later. Benefits are payable whether or not the employee continues to be employed by the Bank upon reaching age 65. Distributions are made in a lump-sum payment or in an annuity for the life of the participant, the participant and his or her spouse, or the participant and a designated beneficiary.
Benefits are payable in the event of death, disability or termination of a participating employee. The Bank allocated $1,892 to the account of Mr. Derr, as a discretionary employer contribution for the plan year ended December 31, 1996.

    Employee Stock Ownership Plan and Trust. The Bank has established an ESOP for eligible employees. Employees with a twelve-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate.

    Benefits generally become 100% vested after seven years of credited service. Prior to the completion of three years of credited service, a participant who terminates employment for reasons other than death, retirement (or early retirement), or disability will not receive any benefit under the ESOP. ESOP contributions vest at a rate of 20% per year beginning in the third year of service by an employee. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated. The account of Mr. Derr received allocations of $16,026 for the plan year ended December 31, 1996.

    Stock Option Plan. The Board of Directors of the Company maintains the 1993 Incentive Stock Option Plan for officers and employees of the Bank because it believes that stock options serve as an important means for attracting and retaining personnel as well as rewarding employees who help the Bank achieve its business objectives. Moreover, the exercise of stock options is beneficial to the Bank because it provides additional capital at minimal expense.

    The Board of Directors granted options (with Limited Rights) under the Incentive Stock Option Plan at an exercise price of $8.00 per share, as follows: options to purchase 6,843 shares of Common Stock were granted to Mr. Derr; options to purchase an additional 14,686 shares in the aggregate were granted to other executive officers of the Bank; and options to purchase 3,158 shares in the aggregate were granted to other employees of the Bank. The Bank reserved 2,142 shares covered by the Stock Plan for future grant, of which 1,000 and 1,700 were granted at an exercise price of $15.625 and $15.50, respectively, on August 15, 1995 and November 21, 1996 to employees of the Bank. Options are exercisable in equal increments over a five year period beginning one year from the date of grant. Options will be 100% exercisable in the event the optionee terminates his employment due to death, disability or retirement or in the event of a change in control of the Bank or the Company.

PAGE

                                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                        FISCAL YEAR-END OPTION VALUE


                                                        Number of Securities
                                                       Underlying Unexercised      Value of Unexercised In-
                                                             Options at            The-Money Options at
                                                           Fiscal Year-End           Fiscal Year-End(2)
                       Shares Acquired      Value
Name                     Upon Exercise   Realized(1)   Exercisable/Unexercisable  Exercisable/Unexercisable

Steven C. Derr                 --              --           4,106/2,737                 $32,335/$21,554

PAGE

(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of common stock received upon exercise computed using the price of the Common Stock as quoted on the Nasdaq Small-Cap Market at the time of exercise.
(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 1996, at which date the closing price of the Common Stock as quoted on the Nasdaq Small-Cap Market was at $15.88.

    Stock Option Plan For Outside Directors. The Board of Directors of the Company has adopted the Directors' Option Plan for directors who are not employees of the Bank because it believes that stock options serve as an important means for attracting and retaining qualified directors and rewarding outside directors who help the Bank achieve its business objectives. Moreover, the exercise of stock options is beneficial to the Bank because it provides additional capital at minimal expense.

    The Directors' Option Plan is a self-administering plan and provides for the granting of nonstatutory options for 9,687 shares to directors who are not officers or employees of the Bank or the Company. The exercise price of each option granted under the Directors' Option Plan is $8.00 per share. Options for 789 and 1,842 shares of Common Stock were awarded to Directors Manley and Winkelman, respectively. Mr. Winkelman has exercised 900 of the 1,842 options awarded under the Directors' Option Plan. Ms. Sylvester was awarded 700 shares under the Directors' Option Plan at an exercise price of $15.50 per share. 3,126 shares covered by the Directors' Plan have been reserved for future grant.

    Recognition And Retention Plan for Employees. The Board of Directors of the Company has adopted the Employees' Recognition Plan as a method of providing officers and key employees of the Bank with a proprietary interest that is designed as a means of rewarding the service of persons who have helped the Bank to achieve its business objectives as well as encouraging such persons to remain with the Bank. 18,114 shares of Common Stock were purchased by the Employees' Recognition Plan for the benefit of eligible officers and employees. Awards are nontransferable and nonassignable and officers of the Bank will earn (i.e., become vested in) shares of Common Stock covered by the award at a rate of 33-1/3% per year commencing one year from the year from the date of the award or as stipulated by the plan trustee. Awards will be 100% vested upon termination of employment due to death, disability or retirement of the officer or following a change in control of the Bank or the Company.

    Recognition And Retention Plan for Outside Directors. The Board of Directors of the Company has adopted the Directors' Recognition Plan as a method of providing directors who are not employees of the Bank with a proprietary interest that is designed as a means of rewarding persons who have helped the Bank to achieve its business objectives as well as encouraging such persons to remain with the Bank. 1,260 shares of Common Stock were purchased by the Directors' Recognition Plan for the benefit of outside directors. Awards are nontransferable and nonassignable and outside directors of the Bank will earn (i.e., become vested in) shares of Common Stock covered by the award at a rate of 33-1/3% per year commencing one year from the year from the date of the award. Awards will be 100% vested upon termination of employment due to death, disability or retirement of the outside director or following a change in control of the Bank or the Company. All current awards are 100% vested.


-----------------------------------------------------------------
            Transactions With Certain Related Persons
-----------------------------------------------------------------

    The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of (a) $25,000 or 5% of the Bank's capital and surplus, or (b) $500,000 must be approved in advance by a majority of the disinterested members of the Board of Directors. All loans made by the Bank to officers, directors, and executive officers are made in the ordinary course of business on the same terms and conditions as the Bank would make to any other customer in the ordinary course of business and do not involve more than a normal risk of collectibility or present other unfavorable features. At December 31, 1996, loans to officers, directors and their affiliates aggregated $104,750.


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       PROPOSAL II-RATIFICATION OF APPOINTMENT OF AUDITORS
-----------------------------------------------------------------

    The Board of Directors of the Company has approved the engagement of Crowe, Chizek and Company LLP to be the Company's auditors for the 1997 fiscal year, subject to the ratification of the engagement by the Company's shareholders. At the Meeting, shareholders will consider and vote on the ratification of the engagement of Crowe, Chizek and Company LLP for the Company's fiscal year ending December 31, 1997. A representative of Crowe, Chizek and Company LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

    In order to ratify the selection of Crowe, Chizek and Company LLP as the auditors for the 1997 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Crowe, Chizek and Company LLP as auditors for the 1997 fiscal year.


-----------------------------------------------------------------
                      SHAREHOLDER PROPOSALS
-----------------------------------------------------------------

    In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 121 East Locust Street, Belvidere, Illinois 61008-3688, no later than November 15, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act as administered by the SEC.


-----------------------------------------------------------------
                          MISCELLANEOUS
-----------------------------------------------------------------

    The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

    The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         Patricia J. McCoy
                         Secretary

Belvidere, Illinois
March 17, 1997

                         REVOCABLE PROXY

                  FIRST FINANCIAL BANCORP, INC.
                 ANNUAL MEETING OF SHAREHOLDERS
                         April 16, 1997

     The undersigned hereby appoints the official proxy committee consisting of those members of the Board of Directors not nominated to the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the First Financial Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting") to be held in the Meeting Room of the Ida Public Library, 320 North State Street, Belvidere, Illinois at 2:00 p.m. (local time) on Wednesday, April 16, 1997. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                VOTE
                                        FOR   WITHHELD
1. The election as directors of all     /  /    /  /
   nominees listed below (except as
   marked to the contrary below)

   Richard E. Winkelman
   James V. Twyning
   Charles G. Popp

                                        FOR   WITHHELD   ABSTAIN
2. The ratification of the appointment  /  /    /  /       /  /
   of Crowe, Chizek and Company LLP
   as auditors for the year ending
   December 31, 1997.

3. The grant to the Board of Directors  /  /    /  /       /  /
   of the authority to adjourn the
   Annual Meeting, at their
   discretion to permit further
   solicitation of proxies by the
   Company if there are insufficient
   votes to act on any one of the
   foregoing proposals at the time
   of the Annual Meeting.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

-----------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
-----------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated March 17, 1997, and audited financial statements.


Dated: _________________, 1997      /  /

                                    Check Box if You Plan
                                    to Attend Annual Meeting


-------------------------------     -----------------------------
PRINT NAME OF SHAREHOLDER           PRINT NAME OF SHAREHOLDER



-------------------------------     -----------------------------
PRINT NAME OF SHAREHOLDER           PRINT NAME OF SHAREHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


-----------------------------------------------------------------
   Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
-----------------------------------------------------------------